Exhibit 31.1
Certification of Periodic Report under Section 302 of the Sarbanes-Oxley Act of 2002
I, Cameron Turtle, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Spyre Therapeutics, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 1, 2024

/s/ Cameron Turtle, D.Phil
Cameron Turtle, D.Phil
Chief Executive Officer
(Principal Executive Officer)